Exhibit 24.1

POWER OF ATTORNEY

Know all by these presents that the undersigned hereby constitutes and appoints April Hashimoto and Olga Smejkalova, signing singly and with full power of substitution and re-substitution, as the undersigned’s true and lawful attorney-in-fact to:

1.
prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as a director and/or officer of ioneer Ltd (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”) and the rules thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

2.
do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or Form 144, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any securities exchange or similar authority; and

3.
take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s sole discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned also ratifies hereby any action previously taken by each attorney-in-fact that would have been authorized by this power of attorney if it had been in effect at the time such action was taken.  The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with the requirements of the Exchange Act or Securities Act, including Section 16 of the Exchange Act or Rule 144 under the Securities Act.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 and Form 144 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact is no longer employed by the Company or its subsidiaries.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of July 6, 2026.

Signature: /s/ Matthew M. Weaver
Print Name: Matthew M. Weaver